UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 19, 2015

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                     000-54231                27-4336843
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(State or other jurisdiction    (Commission File No.)     (IRS Employer
  of incorporation)                                        Identification No.)

                          3200 Brighton Blvd. Unit 114
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

     Registrant's telephone number, including area code: (303) 862-9000


         (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

     In September 2014 the Company entered into agreements with two groups that applied for cannabis cultivation licenses as a part of Illinois' Compassionate Use of Medical Cannabis Pilot Program Act (CUMCPP).

     Under the terms of the agreements, in addition to consulting, the Company would provide capital for the acquisition of land, working capital and construction of new cannabis cultivation facilities.

     The Company's obligations with respect to the applicants are contingent upon the State of Illinois granting licenses to these applicants as a part of the CUMCPP.

     On January 12, 2015 the outgoing Governor of Illinois' administration did not make a decision on the awarding of licenses under CUMCPP. The lack of decision under Governor Quinn's administration may cause delays in the announcement of dispensary and cultivation licenses.

     The new administration, which took office on January 12, 2015, will now be responsible for awarding licenses under the CUMCPP. It is uncertain if, or when, such licenses will be granted under the new administration.

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     On December 31, 2014 the Company and Canna LLC mutually agreed to terminate
Canna LLC's consulting relationship with the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 19, 2015
                                 AMERICANN, INC.


                                 By: /s/ Timothy Keogh
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                                     Timothy Keogh, Chief Executive Officer